BRU FUEL AGREEMENT TERMINATION AGREEMENT

This BRU Fuel Agreement Termination Agreement (this “Agreement”), dated as of July 9, 2020, is made and entered into between Municipality of Anchorage, Alaska, a political subdivision organized under the laws of the State of Alaska (“Municipality”), and Chugach Electric Association, Inc., a not-for-profit electric cooperative corporation organized under the laws of the State of Alaska (“Chugach”).

Recitals

WHEREAS, Municipality and Chugach have entered into that certain Asset Purchase and Sale Agreement dated as of December 28, 2018 (as amended from time to time, the “Asset Purchase Agreement”), pursuant to which Chugach will acquire substantially all of the assets of Municipality’s electric utility referred to as Municipal Light and Power (“ML&P”).

WHEREAS, in connection with the Asset Purchase Agreement, Chugach and Municipality entered into the BRU Fuel Agreement dated as of December 28, 2018 (the “Original BRU Agreement”) and effective upon the Closing as stated therein.

WHEREAS, the Municipality and Chugach wish to terminate the Original BRU Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I TERMINATION Matters

Section 1.01    Termination Agreement. The Original BRU Agreement is hereby terminated effective as of the date hereof without any liability whatsoever on the part of either party under or in connection with the Original BRU Agreement or for or as a result of such termination.  Neither party shall have any further rights or obligations under the Original BRU Agreement.  Chugach shall incorporate any BRU-related provisions from the Regulatory Commission of Alaska’s Order U-18-102(44)/U-19-020(39)/U-19-021(39) as necessary into Chugach’s Operating Tariff.

ARTICLE II

MIScellaneous

Section 2.01    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF

BRU Fuel Agreement Termination Agreement dated as of July 9, 2020 by and between Municipality of Anchorage, Alaska, and

Chugach Electric Association, Inc.

document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 2.01):

If to Municipality:	Municipality of Anchorage 632 W. 6th Avenue, Suite 850 Anchorage, AK 99501 E-mail: william.falsey@anchorageak.gov Attention: William D. Falsey, Municipal Manager
with a copy to:	Municipality of Anchorage 632 W. 6th Avenue, Suite 850 Anchorage, AK 99501 E-mail: rebecca.windtpearson@anchorageak.gov Attention: Rebecca A. Windt Pearson, Municipal Attorney
and a copy to:	K&L Gates LLP 925 Fourth Avenue, Suite 2900 Seattle, WA 98104-1158 E-mail: eric.freedman@klgates.com Attention: Eric E. Freedman

BRU Fuel Agreement Termination Agreement dated as of July 9, 2020 by and between Municipality of Anchorage, Alaska, and

Chugach Electric Association, Inc.

If to Chugach:	Chugach Electric Association, Inc. 5601 Electron Drive Anchorage, AK 99518 E-mail: Lee_Thibert@chugachelectric.com Attention: Lee D. Thibert, Chief Executive Officer
with a copy to:	Chugach Electric Association, Inc. 5601 Electron Drive Anchorage, AK 99518 E-mail: Matthew_Clarkson@chugachelectric.com Attention: Matthew C. Clarkson, General Counsel
and a copy to:	Stinson LLP Suite 2600 50 South Sixth Street Minneapolis, MN 55402 E-mail: james.bertrand@stinson.com Attention: James J. Bertrand

Section 2.02    Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections and Exhibits means the Articles, Sections and Exhibits attached to this Agreement; (y)

BRU Fuel Agreement Termination Agreement dated as of July 9, 2020 by and between Municipality of Anchorage, Alaska, and

Chugach Electric Association, Inc.

to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 2.03    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 2.04    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 2.05    Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the Original BRU Agreement.

Section 2.06    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that Chugach may assign this Agreement to any Affiliate or any Person that acquires all or substantially all of its assets, whether by merger, asset purchase or otherwise. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 2.07    No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 2.08    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise,

BRU Fuel Agreement Termination Agreement dated as of July 9, 2020 by and between Municipality of Anchorage, Alaska, and

Chugach Electric Association, Inc.

or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 2.09    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)This Agreement shall be governed by and construed in accordance with the internal laws of the State of Alaska, without regard to conflict of law principles that would result in the application of the laws of any other jurisdiction.

(b)ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE SUPERIOR COURT OF THE STATE OF ALASKA IN IN THE THIRD JUDICIAL DISTRICT, LOCATED IN ANCHORAGE, ALASKA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURT AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.09(c).

BRU Fuel Agreement Termination Agreement dated as of July 9, 2020 by and between Municipality of Anchorage, Alaska, and

Chugach Electric Association, Inc.

Section 2.10    Specific Enforcement. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right to specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither Municipality nor Chugach would have entered into this Agreement.  Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 2.10 shall not be required to provide any bond or other security in connection with any such injunction.

Section 2.11    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

BRU Fuel Agreement Termination Agreement dated as of July 9, 2020 by and between Municipality of Anchorage, Alaska, and

Chugach Electric Association, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this BRU Fuel Termination Agreement to be executed as of the date first written above by their respective officers and officials thereunto duly authorized.

MUNICIPALITY OF ANCHORAGE, ALASKA

By	/s/ William D. Falsey
Name:	William D. Falsey
Title:	Municipal Manager
CHUGACH ELECTRIC ASSOCIATION, INC.

By	/s/ Lee D. Thibert
Name:	Lee D. Thibert
Title:	Chief Executive Officer

BRU Fuel Agreement Termination Agreement dated as of July 9, 2020 by and between Municipality of Anchorage, Alaska, and

Chugach Electric Association, Inc.